                                                                     EXHIBIT 6.2

                                STOCK OPTION AGREEMENT, made as of the 10th day of June, 1999, by and between ADVANCED PLANT PHARMACEUTICALS, INC., a Delaware corporation (the "Company") having its principal place of business at 75 Maiden Lane, New York, NY 10038, and DAVID LIEBERMAN ("Optionee") residing at 37 Harotem Street, Ashdod, Israel 77572.



       WHEREAS, on June 3, 1999 ("Grant Date"), the Board of Directors authorized the grant to the Optionee of an option ("Option") to purchase an aggregate of 750,000 shares of the authorized but unissued common stock of the Company, $.0007 par value ("Common Stock"), conditioned upon the Optionee's acceptance thereof upon the terms and conditions set forth in this Agreement; and

       WHEREAS, the Company and Optionee acknowledge that this agreement is separate and apart from the options granted to Optionee on July 1, 1996 to purchase 1,200,000 shares of Common Stock (as adjusted for a one-for-one share dividend payment); and

         WHEREAS, the Optionee desires to acquire the Option on the terms and conditions set forth in this Agreement;

IT IS AGREED:

1. Grant of Stock Option. The Company hereby grants the Optionee the Option to purchase all or any part of an aggregate of 750,000 shares of Common Stock ("Option Shares") on the terms and conditions set forth herein. The Option represented hereby is not intended to be an Option which qualifies as an "Incentive Stock Option" under Section 422 of the Internal Revenue Code of 1986, as amended ("Code").

2. Exercise Price. The exercise price ("Exercise Price") of the Option shall be $.01 (one cent) per share, subject to adjustment as hereinafter provided.

3. Exercisability.

       3.1 This Option shall be exercisable by the Optionee in accordance with the following number of shares of Common Stock commencing on the following dates:

       Number of Shares                           Date After Which Shares Can Be Purchased
       ----------------                           ----------------------------------------
       750,000                                    June 10, 1999


         3.2 Expiration of Option. This Option shall not be exercisable after 5:00 p.m. E.S.T. on June 10, 2004.


4. Effect of Termination of Employment.

       4.1. Termination Due to Death. If Optionee's employment by the Company terminates by reason of death, the Option may be exercised by the legal representative of the estate or by the legatee of the Optionee under the will of the Optionee, for a period of three years from the date of such death or until the expiration of the Exercise Period, whichever is shorter.

       4.2. Termination Due to Disability. If Optionee's employment by the Company terminates by reason of Disability, the Option may be exercised by the Optionee for a period of three years from the date of such termination or until the
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expiration of the Exercise Period, whichever period is shorter.

       4.3. Other Termination. If Optionee's employment is terminated by the Company or Optionee for any reason other than death or disability, the Option may be exercised for a period of three years from termination of employment or until the expiration of the Exercise Period, whichever is shorter.

5. Withholding Tax. Not later than the date as of which an amount first must be included in the gross income of the Optionee for Federal income tax purposes with respect to the Option, the Optionee shall pay to the Company, or make arrangements satisfactory to the Board of Directors regarding the payment of, any Federal, state and local taxes of any kind required by law to be withheld or paid with respect to such amount ("Withholding Tax"). The obligations of the Company pursuant to this Agreement shall be conditioned upon such payment or arrangements with the Company and the Company shall, to the extent permitted by law, have the right to deduct any Withholding Taxes from any payment of any kind otherwise due to the Optionee from the Company.

6. Adjustments. In the event of any change in the number of outstanding shares of Common Stock of the Company occurring as the result of a stock split, reverse stock split or stock dividend on the Common Stock, after the Grant Date, the Company shall proportionately adjust the number of Option Shares and the Exercise Price of the Option. Any right to acquire a fractional Option Share resulting from adjustments will be rounded to the nearest whole Option Share. If the Company shall be the surviving corporation in any merger, combination or consolidation, this Option shall pertain and apply to the Option Shares to which the Optionee is entitled hereunder, without adjustment for issuance by the Company of any securities. In the event of a change in the par value of the shares of Common Stock which are subject to this Option, this Option will be deemed to pertain to the shares resulting from any such change. To the extent that the foregoing adjustments relate to Common Stock, the adjustments will be made by the Board of Directors whose determination will be final, binding and conclusive.


7. Method of Exercise.

        7.1 Notice to the Company. The Option may be exercised in whole or in part by written notice in the form attached hereto as Exhibit A directed to the Company at its principal place of business accompanied by full payment as hereinafter provided of the exercise price for the number of Option Shares specified in the notice and of the Withholding Taxes, if any.

          7.2 Delivery of Option Shares. The Company shall deliver a certificate for the Option Shares to the Optionee as soon as practicable after payment thereof.

       7.3 Cash Payment. The Optionee shall make cash payments by wire transfer, certified or bank check or personal check, in each case payable to the order of the Company; the Company shall not be required to deliver certificates for Option Shares until the Company has confirmed the receipt of good and available funds in payment of the purchase price thereof. Once payment has been received, the Corporation will promptly deliver the certificates for the Option Shares to Optionee.

       7.4 Cashless Payment. The Board of Directors, in its sole discretion, may allow Optionee to use Common Stock of the Company owned by him to make any required payments by delivery of stock certificates in negotiable form which are effective to transfer good and valid title thereto to the Company, free of any liens or encumbrances. Shares of Common Stock used for this purpose shall be valued at its fair market value as determined by the Board of Directors in good faith. Notwithstanding the foregoing, the Company shall have the right to reject payment in the form of Common Stock if in the opinion of counsel for the Company, (i) it could result in an event of "recapture" under Section 16(b) of the Securities Exchange Act of 1934; (ii) such shares of Common Stock may not be sold or transferred to the Company; or (iii) such transfer could create legal difficulties for the Company.

8. Nonassignability. The Option shall not be assignable or transferable, except by will or by the laws of descent and
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distribution in the event of the death of the Optionee. No transfer of the
Option by the Optionee by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the will and/or such other evidence as the Company may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of the Option.

9.Company Representations: The Company hereby represents and warrants to the Optionee that:

       9.1 the Company, by appropriate and all required action, is duly authorized to enter into this Agreement and consummate all of the transactions contemplated hereunder; and

       9.2 the Option Shares, when issued and delivered by the Company to the Optionee in accordance with the terms and conditions hereof, will be duly and validly issued and fully paid and non-assessable.

10. Optionee Representations. The Optionee hereby represents and warrants to the Company that:

       10.1 he is acquiring the Option and shall acquire the Option Shares for his own account and not with a view towards the distribution thereof;

       10.2 he understands that he must bear the economic risk of the investment in the Option Shares, which cannot be sold by him unless they are registered under the Securities Act of 1933 ("1933 Act") or an exemption therefrom is available thereunder and that the Company is under no obligation to register the Option Shares for sale under the 1933 Act;

       10.3 in his position with the Company, he has had both the opportunity to ask questions and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder and to obtain any additional information to the extent the Company possesses or may possess such information;

       10.4 he is aware that the Company shall place stop transfer orders with its transfer agent against the transfer of the Option Shares in the absence of registration under the 1933 Act or an exemption therefrom as provided herein; and

       10.5. the certificates evidencing the Option Shares shall bear the following legends:

"The shares represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933. The shares may not be sold, transferred, or offered for sale except pursuant to an effective registration statement as to the securities under said 1933 Act and any applicable state securities law or any opinion of counsel reasonable satisfactory to APPI, that such registration is not required."

"The shares represented by this certificate have been acquired pursuant to a Stock Option Agreement, dated as of June 10, 1999, a copy of which is on file with the Company, and may not be transferred, pledged or disposed of except in accordance with the terms and conditions thereof."

11. Restriction on Transfer of Option Shares.

       11. 1. Anything in this Agreement to the contrary notwithstanding, Optionee hereby agrees that he shall not sell, transfer by any means or otherwise dispose of the Option Shares acquired by him without registration under the 1933 Act, or in the event that they are not so registered, unless (i) an exemption from the 1933 Act registration requirements is available thereunder, and (ii) the Optionee has furnished the Company with notice of such proposed transfer and the Company's legal counsel, in its reasonable opinion, shall deem such proposed transfer to be so exempt.

       11.2. Anything in this Agreement to the contrary notwithstanding, Optionee hereby agrees that he shall not sell,
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transfer by any means or otherwise dispose of the Option Shares acquired by him
(i) prior to six months after the Grant Date and (ii) except in accordance with Company's policy, if any, regarding the sale and disposition of securities owned by Optionee and/or directors of the Company.


12. Miscellaneous.


       12.1. Notice. Any notice hereunder shall be delivered by hand or registered or certified mail, return receipt requested, to a party at it address set forth above with a copy to Feder, Kaszovitz, Isaacson, Weber, Skala & Bass LLP, 750 Lexington Avenue, New York, NY 10022-1200, subject to the right of either party to designate at any time hereafter, in writing, some other address.


       12.2. Conflicts with Code. In the event of a conflict between the provisions of the Code, the provisions of the Code shall in all respects be controlling.


       12.3. Optionee and Stockholder Rights. The Optionee shall not have any of the rights of a stockholder with respect to the Option Shares until such shares have been issued after the due exercise of the Option. Nothing contained in this Agreement shall be deemed to confer upon Optionee any right to continued employment with the Company or any subsidiary thereof, nor shall it interfere in any way with the right of the Company to terminate Optionee in accordance with the provisions regarding such termination set forth in Optionee's written employment agreement with the Company, or if there exists no such agreement, to terminate Optionee at will.


       12.4. Waiver. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.


       12.5. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be amended except by writing executed by the Optionee and the Company.


       12.6. Binding Effect; Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and, to the extent not prohibited herein, their respective heirs, successors, assigns and representatives. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto and as provided above, their respective heirs, successors, assigns and representatives any rights, remedies, obligations or liabilities.


       12.7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without regard to choice of law provisions).


       12.8. Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.
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IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above written.

                                      ADVANCED PLANT PHARMACEUTICALS, INC.

                                            Address: 75 Maiden Lane
                                                     New York, New York 10038
                                            BY:

                                                     /s/ David Lieberman
                                                     ---------------------------
                                                     David Lieberman, President


AGREED AND ACCEPTED

BY:


 Optionee: /s/ David Lieberman
          -----------------------------
          Name:    David Lieberman
          Address: 37 Harotem Street
                     Ashdod, Israel 77572

                                    EXHIBIT A

                      FORM OF NOTICE OF EXERCISE OF OPTION
 To be executed by the Optionee to exercise the rights to purchase Common Stock evidenced by the Option within



Advanced Plant Pharmaceuticals, Inc.
75 Maiden Lane
New York, New York 10038

In accordance with my Stock Option Agreement dated as of June 10, 1999 with Advanced Plant Pharmaceuticals, Inc. (the "Company"), I hereby irrevocably elect to exercise the right to purchase ______________ shares of the Company's common stock, par value $.0007 per share ("Common Stock").

As payment for my shares, enclosed is (check and complete applicable box[es]):

[ ] a [personal check] [certified check] [bank check] payable to the order of "Advanced Plant Pharmaceuticals, Inc." in the sum of $____________.

[ ] confirmation of wire transfer in the amount of $__________.

[ ] with the consent of the Company, a certificate for shares of the Company's Common Stock, free and clear of any encumbrances, duly endorsed, having a fair market value.


I hereby represent and warrant to, and agree with, the Company that:
- I have acquired the Option and shall acquire the Option Shares for my own account, for investment, and not with a view towards the distribution thereof;

- I understand that I must bear the economic risk of the investment in the Option Shares, which cannot be sold by me unless they are registered under the Securities Act of 1933 ("1933 Act") or an exemption therefrom is available thereunder and that the Company is under no obligation to register the Option Shares for sale under the 1933 Act;

- I agree that I will not sell, transfer by any means or otherwise dispose of the Option Shares acquired by me hereby except in accordance with Company's policy, if any, regarding the sale and disposition of securities owned by Optionee.

       Kindly forward to me a certificate for such shares to be issued in the name of the undersigned and be delivered to the undersigned at the address stated below, and, if such number of shares shall not be all of the shares purchasable hereunder, that a new Option of like tenor for the balance of the remaining shares purchasable hereunder be delivered to the undersigned at the address stated below:


Dated: _______________

                                        Signed: __________________________

                                        Address: __________________________